Exhibit 99.1

         PharmaFrontiers Appoints Michael Richman to Board of Directors


    THE WOODLANDS, Texas--(BUSINESS WIRE)--June 16, 2006--PharmaFrontiers (OTCBB:PFTR), a company involved in the development and commercialization of cell therapies, today announced the appointment of Michael Richman to PharmaFrontiers' board of directors. Mr. Richman will also serve on the board's audit, compensation and nominating committees.
    David B. McWilliams, chief executive officer of PharmaFrontiers, commented, "We are very pleased to welcome Michael to our expanding board of directors. I believe his vast experience in managing strategic partnerships and agreements, as well as his expertise in all aspects of corporate development, will play a significant role in helping push forward the Company's growth strategy."

    Michael S. Richman, MSBA

    Michael S. Richman, MSBA, is executive vice president and chief operating officer of MacroGenics, Inc. located in Rockville, MD. He joined the firm in 2002 with over twenty years experience in corporate business development within the biotechnology industry. Before joining MacroGenics Inc., he was senior vice president, corporate development administration at MedImmune, Inc. (1996 - 2002). From 1985 -1996, Mr. Richman served in various senior positions at Chiron Corporation, a public biotechnology company, with his last position being director of corporate business development. His previous positions include: manager of business development, (1990-1992) and manager of intellectual property (1988-1990).
    Along with comprehensive experience in corporate development, Mr. Richman brings to the board of directors an extensive involvement in strategic management, encompassing legal affairs, licensing and project management and a strong knowledge of U.S. and foreign intellectual property systems.
    He holds a MSBA degree from San Francisco State University with a concentration in International Business, and a B.S. degree from the University of California at Davis.

    About PharmaFrontiers

    PharmaFrontiers' strategy is to develop and commercialize cell therapies to treat several major disease areas such as multiple sclerosis, rheumatoid arthritis, pancreatic and cardiac conditions. PharmaFrontiers has exclusive license from Baylor College of Medicine for individualized cell therapies that has initiated a FDA Phase IIb clinical trial to evaluate effectiveness in treating MS. The company also holds the exclusive worldwide license for an autologous T cell vaccine for rheumatoid arthritis from the Shanghai Institutes for Biological Sciences (SIBS), Chinese Academy of Sciences of the People's Republic of China. The company also holds the exclusive worldwide license from the University of Chicago, through its prime contractor relationship with Argonne National Laboratory, for patents relating to the use of adult pluripotent stem cells derived from patients' own circulating blood.

    Safe Harbor Statement

    This press release contains "forward-looking statements," including statements about PharmaFrontiers' growth and future operating results, discovery and development of products, strategic alliances and intellectual property, as well as other matters that are not historical facts or information. These forward-looking statements are based on management's current assumptions and expectations and involve risks, uncertainties and other important factors, specifically including those relating to PharmaFrontiers' ability to obtain additional funding, develop its stem cell technologies, achieve its operational objectives, and obtain patent protection for its discoveries, that may cause PharmaFrontiers' actual results to be materially different from any future results expressed or implied by such forward-looking statements. PharmaFrontiers undertakes no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.


    CONTACT: PharmaFrontiers Corp.
             Lynne Hohlfeld, 281-719-3421
             lhohlfeld@pharmafrontierscorp.com
             or
             Investor Relations:
             Lippert/Heilshorn & Associates
             Kim Sutton Golodetz, 212-838-3777
             kgolodetz@lhai.com
             or
             Bruce Voss, 310-691-7100
             bvoss@lhai.com